KEYON COMMUNICATIONS HOLDINGS, INC.
11742 Stonegate Circle
Omaha, Nebraska 68164

December 4, 2007

Barry Honig
595 South Federal Highway, Suite 600
Boca Raton, Florida 33432

Re: Termination Letter

Dear Barry:

Reference is made to (i) that certain Bridge Note Purchase Agreement, made as of November 6, 2007, between KeyOn Communications Holdings, Inc., a Delaware corporation (the “Company”) and Barry Honig (the “Purchase Agreement”), (ii) that certain Promissory Note, dated November 6, 2007, issued by the Company to Barry Honig for the principal sum of up to $750,000 (the “Note”) and (iii) that certain warrant to purchase up to 93,750 shares of common stock of the Company, dated November 6, 2007, issued by the Company to Barry Honig (the “Warrant,” and together with the Purchase Agreement and the Note, the “Transaction Documents”). The Company and Barry Honig hereby agree (i) that no funds were ever advanced by Barry Honig to the Company under the Transaction Documents and (ii) to terminate each of the Transaction Documents, effective immediately. Without limiting the generality or effect of the immediately preceding sentence, from and after the execution and delivery of this Letter Agreement, each of Barry Honig and the Company shall have no further rights or obligations under any of the Transaction Documents.

This Letter Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together, shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

Very truly yours,
/s/ Jonathan Snyder
Jonathan Snyder,
Chief Executive Officer and President
Acknowledged and Agreed:

/s/ Barry Honig
Barry Honig

Dated:  12/5/07